UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 7, 2019

PROS Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33554	76-0168604
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Main Street, Suite 900, Houston TX 77002
(Address of principal executive offices) (Zip Code)

(713) 335-5151
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 7, 2019, PROS Holdings, Inc. (the "Company") held its annual meeting of stockholders. At the annual meeting, Company stockholders:

(i)	elected two Class III directors to the Board of Directors (the "Board") for a three-year term expiring 2022;

(ii)	approved, by advisory vote, named executive officer compensation;

(iii)	approved proposed amendments to the Company's 2017 Equity Incentive Plan; and

(iii)	ratified the appointment of PricewaterhouseCoopers LLP as its independent registered public accounting firm for the fiscal year ending December 31, 2019.

A total of 34,759,252 shares of common stock were present in person or by proxy at the meeting, representing approximately 92.23% of the voting power of the Company stockholders entitled to vote.

 Election of two Class III directors to the Board for a three-year term expiring 2022:

	Votes		Broker
Name	For	Withheld	Non-votes
Andres D. Reiner	32,086,816	858,253	1,814,183
Ronald F. Woestemeyer	31,503,589	1,441,480	1,814,183

The Company maintains a total number of eight Board members, seven of whom are independent.

Greg Petersen, Timothy Williams and Mariette Woestemeyer continue as Class I directors with terms expiring in 2020.  Penelope Herscher, Leslie Rechan, and William Russell continue as Class II directors with terms expiring in 2021.

Approval, by advisory vote, of named executive officer compensation:

Votes			Broker
For	Against	Abstain	non-votes
21,238,593	11,673,027	33,449	1,814,183

Approval of proposed amendments to the Company's 2017 Equity Plan:

Votes			Broker
For	Against	Abstain	non-votes
23,597,920	9,346,450	699	1,814,183

Ratification of PricewaterhouseCoopers LLP as Company independent registered public accounting firm:

Votes			Broker
For	Against	Abstain	non-votes
34,537,634	221,368	250	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROS HOLDINGS, INC.
Date: May 9, 2019
/s/ Damian W. Olthoff
Damian W. Olthoff
General Counsel and Secretary